UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 13, 2003
                        (Date of earliest event reported)



                           ASANTE' TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   0-22632                  77-0200286
 (State or other jurisdiction       (Commission               (IRS Employer
       of incorporation)            File Number)           Identification No.)

              821 Fox Lane                                         95131
              San Jose, CA                                      (Zip Code)
(Address of principal executive offices)


        Registrant's telephone number, including area code (408) 435-8401

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Item 7.   Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

         (a)      Not Applicable

         (b)      Not Applicable

         (c)      Exhibits.

                           99.1 Prese Release - Asante to Restate Financials

                           99.2 Press Release - Earnings Release

Item 9.   Regulation FD Disclosure.

The purpose of this report on Form 8-K is to disclose that Asante Technologies, Inc. issued a press release on August 8, 2003 announcing its intent to restate its historical financial statements. It is expected that this restatement will result in a decrease to previously reported accumulated net losses with a corresponding increase to net assets for the periods affected. Management believes the prompt release of the information contained in the August 8, 2003 press release regarding the restatement will be useful to investors in evaluating the Company's financial condition and results of operations. Management is working with PricewaterhouseCoopers LLP to complete the restatement and will file its restated financial statements in one or more amended Form 10-K's prior to filing its Form 10-Q for the quarterly period ended June 28, 2003.

Additionally, this Form 8-K is filed to disclose that Asante Technologies, Inc. issued a press release on August 12, 2003 announcing its unaudited financial results for the three-and nine month periods ended June 28, 2003. The unaudited information contained in this earnings announcement has been compiled in accordance with accounting principles generally accepted in the United States of America. Management believes the prompt release of this information will be useful to investors in evaluating the Company's results of operation for the three and nine month period ended June 28, 2003. The press release referred to under this Item 7 is being furnished to comply with the interim requirements of
Item 12 of Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ASANTE' TECHNOLOGIES, INC.

Date:  May 5, 2003                 By:________________________________________
                                        Anthony Contos, Chief Financial Officer